Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 19, 2025, relating to the consolidated financial statements of Dror Ortho Design Inc., for the years ended December 31, 2024 and 2023, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Barzily and Co.

Barzily and Co.

Certified Public Accountants (Isr)

Jerusalem, Israel

May 28, 2025